Exhibit 4.04

SCHEDULE OF OMITTED STANDARD CONCESSION AGREEMENT FOR DOMESTIC LONG-DISTANCE SWITCHED, FIXED-LINE TELEPHONE SERVICE

As these agreements are identical in every case except for their reference number and the sector of Region II covered by them, we have, for ease of reference, filed only the relevant standard concession agreement approved by ANATEL and provided this schedule to indicate the concession agreements that we have omitted from filing as exhibits to this annual report on Form 20-F.

1.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A. – Sector 18, No. 142/2006 – ANATEL, dated December 2005.

2.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A – Sector 19, No. 143/2006 – ANATEL, dated December 2005.

3.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A – Sector 21, No. 145/2006 – ANATEL, dated December 2005.

4.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A – Sector 23, No. 147/2006 – ANATEL, dated December 2005.

5.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A – Sector 24, No. 148/2006 – ANATEL, dated December 2005.

6.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A – Sector 27, No. 151/2006 – ANATEL, dated December 2005.

7.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A – Sector 28, No. 152/2006 – ANATEL, dated December 2005.

8.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A – Sector 29, No. 153/2006 – ANATEL, dated December 2005.

9.	Concession Agreement for Domestic Long-Distance Switched, Fixed-Line Telephone Services between ANATEL and Brasil Telecom S.A – Sector 30, No. 154/2006 – ANATEL, dated December 2005.